EXHIBIT 99

                              FOR IMMEDIATE RELEASE
                     CHARMING SHOPPES REPORTS FOURTH QUARTER
        NET INCOME OF $10.1 MILLION, AN INCREASE OF 162% OVER PRIOR YEAR

Bensalem, PA, March 18, 2004 - Charming Shoppes, Inc. (NASDAQ:CHRS) a leading retail apparel chain specializing in women's plus- size apparel, today reported earnings and sales for the 4th quarter and fiscal year ended January 31, 2004.

3 Months Ended January 31, 2004
o For the three months ended January 31, 2004, net income increased 162% to $10,146,000 or $0.09 per diluted share. Improvement at the Company's Lane Bryant brand and the Company's cost reduction initiatives contributed to improved year-over-year results for the quarter.
o For the corresponding period ended February 1, 2003, net income was $3,878,000 or $0.03 per diluted share. Net income included a pre-tax restructuring credit in the amount of $3,462,000, ($2,157,000 after tax, or $0.02 per diluted share), related to a restructuring charge recorded on January 28, 2002.
o Net sales for the three months ended January 31, 2004 decreased 3% to $585,647,000, compared to sales of $601,154,000 for the three months ended February 1, 2003. Comparable store sales for the corporation decreased 1% during the three months ended January 31, 2004.
o The Company's annual effective tax rate decreased during the 4th quarter from 38.9% to 36.4%, primarily due to changes in previously estimated full year amounts, including the Company's tax liability related to insurance programs.
o The Company operated 2,227 stores at the end of the quarter ended January 31, 2004, compared to 2,248 stores at the end of the corresponding period last year.

12 Months Ended January 31, 2004
o For the twelve months ended January 31, 2004, net income decreased 12% to $40,639,000 or $0.35 per diluted share. Net income includes pre-tax expense in the amount of $11,534,000 ($7,340,000 after tax or $0.06 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003.
o For the corresponding period ended February 1, 2003, income before the cumulative effect of accounting changes, was $46,328,000 or $0.39 per diluted share, and included a pre-tax restructuring credit in the amount of $4,813,000 ($2,941,000 after tax or $0.02 per diluted share), related to a restructuring charge recorded on January 28, 2002. Net loss, including the cumulative effect of accounting changes was ($2,770,000) or $0.01 per diluted share for the year ended February 1, 2003.
o Net sales for the twelve months ended January 31, 2004 decreased 5% to $2,285,680,000, compared to sales of $2,412,409,000 for the twelve months ended February 1, 2003. Comparable store sales for the corporation decreased 2% during the twelve months ended January 31, 2004.

Commenting on sales and earnings, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc., said, "We are pleased with our year-over-year improvement in income from operations and earnings per share for the quarter. We saw continued progress at our Lane Bryant brand, which achieved positive comparable sales during the 4th quarter, with improved gross margins for the period."

Charming Shoppes, Inc. will host its 4th quarter and fiscal year 2004 earnings conference call today at 9:15 am (EDT). To listen to the conference call, please dial 1-800-283-1693 followed by the passcode 2594# approximately 10 minutes prior to the scheduled event. The conference call will also be simulcast at http://www.charming.com/investor/conferencecalls.asp. The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today's conference call, on the Company's corporate website, www.charmingshoppes.com. An audio rebroadcast of the conference call will be accessible at http://www.charming.com/investor/conferencecalls.asp, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material. It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission. Accessing this call or the rebroadcast represents consent to these terms and conditions. Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At the end of the period, Charming Shoppes, Inc., operated 2,227 stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), and CATHERINE'S PLUS SIZES(R). During the twelve months Ended January 31, 2004, the Company opened 46, relocated 56, converted 8 and closed 71 stores. The Company ended the period with 1,051 Fashion Bug and Fashion Bug Plus stores, 710 Lane Bryant stores, 466 Catherine's Plus Sizes stores, and approximately 15,632,000 square feet of leased space. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

The Company's conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. These forward-looking statements include statements regarding future performance, sales, expenses, gross margin, capital expenditures, earnings per share, store openings and closings, and other matters. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to achieve successful integrations, failure to successfully implement the cost reduction program, failure to successfully implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow to the Company's retail stores from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:          Gayle M. Coolick
                           Director of Investor Relations
                           215-638-6955

                 CHARMING  SHOPPES, INC.
                      (Unaudited)

                                                                 4th  Quarter           4th  Quarter
                                                                     Ended                  Ended
                                                        Percent   January 31,  Percent   February 1,  Percent
(in thousands, except per share amounts)                 Change       2004     of Sales     2003      of sales
                                                         ------       ----     --------     ----      --------
Net sales ..............................................   (2.6)% $  585,647    100.0 %  $  601,154    100.0 %
                                                         ------   ----------   --------  ----------   --------
Cost of goods sold, buying, and occupancy ..............   (3.2)     436,998     74.6       451,394     75.1
Selling, general, and administrative ...................   (9.4)     131,001     22.4       144,632     24.1
Restructuring credit ................................... (100.0)           0      0.0        (3,462)    (0.6)
Expenses related to cost reduction plan (a) ............     NA          566      0.1             0      0.0
                                                         ------   ----------   --------  ----------   --------
Total operating expenses ...............................   (4.1)     568,565     97.1       592,564     98.6
                                                         ------   ----------   --------  ----------   --------
Income from operations .................................   98.9       17,082      2.9         8,590      1.4

Other income, principally interest .....................   58.9          742      0.1           467      0.1
Interest expense .......................................   21.8       (3,832)    (0.6)       (3,145)    (0.5)
                                                         ------   ----------   --------  ----------   --------
Income before income taxes .............................  136.7       13,992      2.4         5,912      1.0
Income tax provision ...................................   72.8        3,846      0.7         2,226      0.4
                                                         ------   ----------   --------  ----------   --------
Income before minority interest ........................  175.2       10,146      1.7         3,686      0.6

Minority interest in net loss of consolidated subsidiary (100.0)           0      0.0           192      0.0
                                                         ------   ----------   --------  ----------   --------
Net income .............................................  161.6   $   10,146      1.7 %  $    3,878      0.6 %
                                                         ======   ==========   ========  ==========   ========

Basic net income per share .............................          $     0.09             $     0.03
Weighted average shares outstanding ....................             112,650                112,274

Net income per share, assuming dilution ................          $     0.09             $     0.03
Weighted average shares and equivalents outstanding ....             129,090                112,560

(a) Expenses related to the Company's Cost Reduction Plan, announced on March 18, 2003. Expenses primarily consist of lease termination costs and accelerated depreciation.

                                                                 Twelve Months           Twelve Months
                                                                     Ended                  Ended
                                                        Percent   January 31,  Percent   February 1,  Percent
(in thousands, except per share amounts)                 Change       2004     of Sales     2003      of Sales
                                                         ------       ----     --------     ----      --------
Net sales ..............................................   (5.3)% $2,285,680    100.0 %  $2,412,409    100.0 %
                                                         ------   ----------   --------  ----------   --------
Cost of goods sold, buying, and occupancy ..............   (4.6)   1,642,065     71.8     1,721,052     71.3
Selling, general, and administrative ...................   (8.1)     554,884     24.3       603,502     25.1
Restructuring credit ................................... (100.0)           0      0.0        (4,813)    (0.2)
Expenses related to cost reduction plan (a) ............   NA         11,534      0.5             0      0.0
                                                         ------   ----------   --------  ----------   --------
Total operating expenses ...............................   (4.8)   2,208,483     96.6     2,319,741     96.2
                                                         ------   ----------   --------  ----------   --------
Income from operations .................................  (16.7)      77,197      3.4        92,668      3.8

Other income, principally interest .....................  (11.9)       2,050      0.1         2,328      0.1
Interest expense .......................................  (23.1)     (15,609)    (0.7)      (20,292)    (0.8)
                                                         ------   ----------   --------  ----------   --------
Income before income taxes and cumulative effect of
accounting changes .....................................  (14.8)      63,638      2.8        74,704      3.1
Income tax provision ...................................  (20.4)      23,141      1.0        29,055      1.2
                                                         ------   ----------   --------  ----------   --------
Income before minority interest and cumulative effect
of accounting changes ..................................  (11.3)      40,497      1.8        45,649      1.9
Minority interest in net loss of consolidated subsidiary  (79.1)         142      0.0           679      0.0
                                                         ------   ----------   --------  ----------   --------
Income before cumulative effect of accounting changes ..  (12.3)      40,639      1.8        46,328      1.9
Cumulative effect of accounting changes, net of income t (100.0)           0      0.0       (49,098)    (2.0)
                                                         ------   ----------   --------  ----------   --------
Net income (loss) ......................................   NA   % $   40,639      1.8 %  $   (2,770)    (0.1)%
                                                         ======   ==========   ========  ==========   ========

Basic net income (loss) per share:
Income before cumulative effect of accounting changes ..          $     0.36              $    0.41
Cumulative effect of accounting changes (b) ............                0.00                  (0.43)
                                                                  ----------              ---------
Net income (loss) ......................................          $     0.36              $   (0.02)
                                                                  ==========              =========
Weighted average shares outstanding ....................             112,491                113,810

Net income (loss) per share, assuming dilution:
Income before cumulative effect of accounting changes ..          $     0.35              $    0.39
Cumulative effect of accounting changes (b) ............                0.00                  (0.37)
                                                                  ----------              ---------
Net income (loss) (c) ..................................          $     0.35              $    0.01
                                                                  ==========              =========
Weighted average shares and equivalents outstanding ....             128,558                130,937

(a) Expenses related to the Company's Cost Reduction Plan, announced on March 18, 2003. Expenses include workforce reduction costs, accelerated depreciation, lease termination, and other related costs.

(b) Represents the write-down of non-deductible goodwill of $43,975 in connection with the adoption of FASB Statement No. 142 "Goodwill and Other Intangible Assets" and a reduction of inventory for the capitalization of allowances received from vendors of $5,123, net of income taxes, in connection with the adoption of EITF 02-16, Accounting by a Reseller for Cash Consideration Received from a Vendor.

(c)  Results may not add due to rounding.

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                                January 31,     February 1,
(Dollars in thousands, except per share amounts)                                   2004            2003
                                                                                   ----            ----
ASSETS
Current assets
Cash and cash equivalents....................................................    $   123,781    $   102,026
Available-for-sale securities ................................................        55,688         50,286
Merchandise inventories ......................................................       309,995        286,472
Deferred taxes ...............................................................        13,902         11,726
Prepayments and other ........................................................        57,494         74,296
                                                                                 -----------    -----------
Total current assets .........................................................       560,860        524,806
                                                                                 -----------    -----------

Property, equipment, and leasehold improvements - at cost ....................       705,257        671,376
Less accumulated depreciation and amortization ...............................       386,633        348,295
                                                                                 -----------    -----------
Net property, equipment, and leasehold improvements ..........................       318,624        323,081
                                                                                 -----------    -----------

Trademarks and other intangible assets .......................................       170,478        171,138
Goodwill .....................................................................        66,956         68,594
Available-for-sale securities, including fair value adjustments of $(391)
       as of January 31, 2004 and $(134) as of February 1, 2003 ..............        14,521         16,202
Other assets .................................................................        27,440         28,065
                                                                                 -----------    -----------
Total assets .................................................................   $ 1,158,879    $ 1,131,886
                                                                                 ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable .............................................................   $   135,777    $   147,952
Accrued expenses .............................................................       138,512        163,598
Income taxes payable .........................................................         1,128          7,144
Current portion - long-term debt .............................................        17,278         12,595
Accrued expenses related to cost reduction plan ..............................         2,596              0
                                                                                 -----------    -----------
Total current liabilities ....................................................       295,291        331,289
                                                                                 -----------    -----------

Deferred taxes and other non-current liabilities .............................        55,684         35,918
Long-term debt ...............................................................       202,819        203,045

Stockholders' equity
Common stock $.10 par value
       Authorized - 300,000,000 shares
       Issued - 125,526,573 shares and 125,149,242 shares ....................        12,553         12,515
Additional paid-in capital ...................................................       201,798        200,040
Treasury stock at cost - 12,265,993 shares ...................................       (84,136)       (84,136)
Deferred employee compensation ...............................................        (2,539)        (3,370)
Accumulated other comprehensive income (loss) ................................          (365)          (550)
Retained earnings ............................................................       477,774        437,135
                                                                                 -----------    -----------
Total stockholders' equity ...................................................       605,085        561,634
                                                                                 -----------    -----------
Total liabilities and stockholders' equity ...................................   $ 1,158,879    $ 1,131,886
                                                                                 ===========    ===========

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

                          (Subject to Reclassification)

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                Year Ended
                                                                        --------------------------
                                                                        January 31,     February 1,
(In thousands)                                                             2004            2003
                                                                           ----            ----
Operating activities
Net income (loss) ......................................................   $  40,639    $  (2,770)
Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Depreciation and amortization .....................................      76,347       79,421
     Deferred income taxes, net of acquisitions ........................      12,049        5,327
     Write-down of Catherine's goodwill ................................           0       43,975
     Cumulative effect of capitalization of cash received from vendors .           0        7,881
     Net loss from disposition of capital assets .......................       1,537        3,436
     Capitalized interest on conversion of convertible notes ...........           0        3,026
     Tax benefit related to stock plans ................................          23        1,505
     Other, net ........................................................        (142)        (679)
     Changes in operating assets and liabilities, net of acquisitions:
         Merchandise inventories .......................................     (23,523)       6,054
         Accounts payable ..............................................     (12,175)      40,061
         Prepayments and other .........................................      16,802       16,583
         Income taxes payable ..........................................      (6,016)       7,144
         Accrued expenses and other ....................................     (17,851)      14,786
         Accrued expenses related to cost reduction plan ...............       2,596            0
         Accrued restructuring costs ...................................           0      (19,758)
                                                                           ---------    ---------
Net cash provided by operating activities ..............................      90,286      205,992
                                                                           ---------    ---------

Investing activities
Gross purchases of available-for-sale securities .......................     (35,440)     (58,308)
Proceeds from sales of available-for-sale securities ...................      31,463       54,797
Investment in capital assets ...........................................     (45,230)     (74,303)
Proceeds from sales of capital assets ..................................         500          801
Decrease (increase) in other assets ....................................      (6,488)      (4,150)
                                                                           ---------    ---------
Net cash used in investing activities ..................................     (55,195)     (81,163)
                                                                           ---------    ---------

Financing activities
Proceeds from short-term borrowings ....................................     221,423      534,499
Repayments of short-term borrowings ....................................    (221,423)    (588,795)
Proceeds from long-term borrowings .....................................       1,557      164,000
Repayments of long-term borrowings .....................................     (14,566)     (84,122)
Payments of deferred financing costs ...................................      (1,500)      (5,568)
Purchases of treasury stock ............................................           0      (84,136)
Proceeds from exercise of stock options ................................       1,173        4,679
                                                                           ---------    ---------
Net cash provided by (used in) financing activities ....................     (13,336)     (59,443)
                                                                           ---------    ---------

Increase (decrease) in cash and cash equivalents .......................      21,755       65,386
Cash and cash equivalents, beginning of year ...........................     102,026       36,640
                                                                           ---------    ---------
Cash and cash equivalents, end of year .................................   $ 123,781    $ 102,026
                                                                           =========    =========

Non-cash financing and investing activities
Common stock issued on conversion of convertible notes..................   $       0    $  89,105
                                                                           =========    =========
Purchases of assets under capital leases ...............................   $  17,466    $   6,997
                                                                           =========    =========

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

                          (Subject to Reclassification)